Exhibit 99

EXHIBIT 99  -  PRESS RELEASE DATED May 25, 2004

BEMIS COMPANY, INC.

222 South Ninth Street

Suite 2300

Minneapolis, MN 55402-4099

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Assistant Treasurer

(612) 376-3030

FOR IMMEDIATE RELEASE

EUROPEAN AUTHORITIES INVESTIGATE PAPER AND FORESTRY PRODUCTS SECTOR

MINNEAPOLIS, May 25, 2004 - Bemis Company, Inc. (NYSE-BMS) stated that today representatives from the European Commission Competition Authorities have visited its Pressure Sensitive Materials operation in Belgium in connection with an investigation of alleged anticompetitive activities in the European paper and forestry products sector.  The Company is fully cooperating with the investigation.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide.  Founded in 1858, the Company reported 2003 sales of $2.6 billion, of which $2.1 billion was from the flexible packaging business segment and $0.5 billion was from the pressure sensitive materials business segment.  Based in Minneapolis, Minnesota, Bemis employs about 11,500 individuals in 53 manufacturing facilities in 10 countries around the world.  More information about the company is available at our website, www.bemis.com.